SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 15, 2001

EGGHEAD.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

000-29184	77-0408319
(Commission File Number)	(IRS Employer Identification Number)

1350 Willow Road
Menlo Park, California    94025
(Address of principal executive offices including zip code)

(650) 470-2400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3. Bankruptcy or Receivership.

 On August 15, 2001, Egghead.com, Inc. ("Registrant") filed a voluntary petition for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of California, Case Number 01-32125-SFC-11. This voluntary petition was filed as part of, and to facilitate, the Registrant's agreement to sell certain assets to Fry's Electronics. Prior to commencing the Chapter 11 case, Registrant terminated approximately two-thirds of its employees. The Registrant will continue its operations pending closing of the sale. The existing officers and directors of the Registrant will continue to oversee operation of the business as a debtor in possession, pursuant to Section 1107 and 1108 of the United States Bankruptcy Code, and subject to the requirements of the Bankruptcy Code, which include court approval of matters outside the ordinary course of business.

Item 7. Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2001

Egghead.com, Inc.

By:	/s/ Mark C. Shepherd

Mark C. Shepherd
Executive Vice President and Chief Financial Officer